Exhibit 99.1

OpenTable, Inc. Announces Second Quarter 2009 Financial Results

— Increases Revenue 18% to $16.4 Million —

— Grows Installed Restaurants by 22% and Seated Diners by 20% over Q2 2008 —

— Achieves EPS of $0.03 and Non-GAAP EPS of $0.06 —

SAN FRANCISCO, Calif. — August 4, 2009 — OpenTable, Inc. (NASDAQ: OPEN; www.opentable.com), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the second quarter ended June 30, 2009.

OpenTable reported consolidated net revenues for Q2 2009 of $16.4 million, an 18% increase over Q2 2008.  Consolidated net income for Q2 2009 was $0.7 million, or $0.03 per diluted share.  OpenTable’s non-GAAP consolidated net income, which excludes stock-based compensation expense, was $1.4 million, or $0.06 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

•                  North America installed restaurant base at June 30, 2009 totaled 9,971, a 19% increase over June 30, 2008.

•                  North America seated diners totaled 10.1 million, a 19% increase over Q2 2008.

•                  North America revenues totaled $15.5 million, an 18% increase over Q2 2008.

•                  North America non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) totaled $4.8 million, or 31% of North America revenues, a 15% increase over Q2 2008.

International Results

•                  International installed restaurant base at June 30, 2009 totaled 1,193, a 56% increase over June 30, 2008.

•                  International seated diners totaled 0.2 million, a 58% increase over Q2 2008.

•                  International revenues totaled $0.9 million, a 22% increase over Q2 2008.

•                  International non-GAAP adjusted EBITDA totaled a loss of $1.4 million compared to adjusted EBITDA loss of $2.0 million in Q2 2008.

“We are pleased by our overall performance in the quarter, particularly the steady growth in our number of installed restaurants and seated diners,” said Jeff Jordan, President and CEO of OpenTable.  “These results demonstrate that the momentum in our business remains strong despite some of the challenges presented by the global economy.”

Q2 2009 Consolidated Financial and Operating Summary

•                  OpenTable’s total revenues were $16.4 million in Q2 2009, up 18% over Q2 2008 revenues of $13.9 million.

•                  Subscription revenues were $8.7 million in Q2 2009, up 17% over Q2 2008 revenues of $7.4 million.  Subscription revenues increased as a result of the increase in installed restaurants.

•                  Reservation revenues were $6.9 million in Q2 2009, up 19% over Q2 2008 revenues of $5.8 million.  Reservation revenues increased as a result of the increase in seated diners.

•                  Installation and other revenues were $0.8 million in Q2 2009, up 26% over Q2 2008 revenues of $0.6 million.

•                  Total operating expenses were $15.0 million in Q2 2009, up 8% over Q2 2008 operating expenses of $13.9 million.  The increase was primarily driven by a 17% increase in headcount, higher depreciation and higher bad debt expense partially offset by a decrease in stock-based compensation.

•                  Operating income was $1.4 million in Q2 2009 compared to $(0) in Q2 2008. Non-GAAP consolidated operating income, excluding stock-based compensation expense, was $2.1 million in Q2 2009 compared to $1.1 million in Q2 2008.

•                  The Company’s effective tax rate was 53% in Q2 2009.  The effective tax rate is high because stock-based compensation is non-deductible for tax purposes.

•                  Consolidated net income was $0.7 million, or $0.03 per diluted share, in Q2 2009 compared to $0.2 million, or $0.01 per diluted share, in Q2 2008. Non-GAAP consolidated net income, which excludes stock-based compensation expense, was $1.4 million, or $0.06 per diluted share, in Q2 2009 compared to $1.4 million, or $0.07 per diluted share, in Q2 2008.

•                  As of June 30, 2009, OpenTable had cash and cash equivalents and short-term investments of $63.3 million.  The Company received $35.0 million in proceeds, net of issuance costs, in connection with its initial public offering which was completed on May 27, 2009.

“Our performance this quarter underscores the resilience and predictability of our unique business model,” said Matt Roberts, CFO of OpenTable.  “We are very satisfied that our North American business delivered such solid operating and financial metrics this quarter, and we feel encouraged by the progress made on the international front this quarter.”

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through the third quarter at http://investors.opentable.com/events.cfm.  This call may contain forward-looking statements and other material information regarding the Company’s financial and operating results.

About Non-GAAP Financial Information

The accompanying press release dated August 4, 2009, contains certain non-GAAP financial measures.  Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income, and non-GAAP adjusted EBITDA.  When used in connection with historical results, the non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation and non-cash charges because such items do not reflect the underlying performance of the Company’s business operations. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance.  Management uses these non-GAAP measures to evaluate the Company’s financial results.  The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company substantially generates all of its revenues from its restaurant customers; it does not charge any fees to diners. The Company’s revenues include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth; the impact of the current economic climate on the Company’s business; the Company’s ability to effectively manage its growth; the Company’s ability to attract new restaurant customers; the Company’s ability to increase the number of visitors to its website and convert those visitors into diners; the ability to retain existing restaurant customers and diners or encourage repeat reservations; the ability to successfully enter new markets and manage its international expansion; the Company’s ability to successfully manage any future acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company’s reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company’s business and financial results is contained in its final Prospectus related to its initial public offering filed pursuant to Rule 424(b) under the Securities Act with the SEC on May 21, 2009.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants.  The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants.  OpenTable has more than 11,000 restaurant customers, and since its inception in 1998, has seated more than 100 million diners around the world.  The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.

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OpenTable, OpenTable.com, OpenTable logos and other service names are the trademarks of OpenTable, Inc.

Contact Information

Investor Relations:	415-344-6520	investors@opentable.com
Media Relations Contact:	415-344-4275	pr@opentable.com

OPENTABLE, INC.

UNAUDITED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,650,000	$5,528,000
Short-term investments	42,693,000	17,259,000
Accounts receivable, net	6,452,000	6,331,000
Prepaid expenses and other current assets	1,529,000	942,000
Deferred tax asset	4,828,000	4,828,000
Restricted cash	178,000	156,000

Total current assets	76,330,000	35,044,000

Property and equipment, net	11,119,000	11,125,000
Deferred tax asset	2,478,000	3,343,000
Other assets	194,000	1,371,000

TOTAL ASSETS	$90,121,000	$50,883,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,917,000	$7,855,000
Accrued compensation	3,045,000	2,772,000
Deferred revenue	1,431,000	1,210,000
Dining rewards payable	9,993,000	8,462,000
Total current liabilities	21,386,000	20,299,000

DEFERRED REVENUE - Less current portion	3,713,000	3,900,000

Total liabilities	25,099,000	24,199,000

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	21,909,000
Common Stock	2,000	1,000
Additional paid-in capital	122,989,000	64,060,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive loss	(37,000)	(296,000)
Accumulated deficit	(57,285,000)	(58,343,000)

Total stockholders’ equity	65,022,000	26,684,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$90,121,000	$50,883,000

OPENTABLE, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

REVENUES	$16,390	$13,858	$32,385	$27,121

COSTS AND EXPENSES:
Operations and support (1)	5,012	4,333	10,118	8,345
Sales and marketing (1)	4,010	3,719	7,808	7,310
Technology (1)	2,599	2,404	5,311	4,579
General and administrative (1)	3,395	3,412	6,942	6,556

Total costs and expenses	15,016	13,868	30,179	26,790

Income (loss) from operations	1,374	(10)	2,206	331
Other income, net	91	143	146	323

Income before taxes	1,465	133	2,352	654
Income tax expense (benefit)	773	(95)	1,294	513

NET INCOME	$692	$228	$1,058	$141

Net income per share:
Basic	$0.05	$0.02	$0.08	$0.01
Diluted	$0.03	$0.01	$0.05	$0.01

Weighted average shares outstanding:
Basic	15,327	9,963	12,802	9,906
Diluted	22,247	21,000	21,602	20,754

(1) Stock-based compensation included in above line items:
Operations and support	$68	$97	$154	$174
Sales and marketing	185	237	408	465
Technology	117	228	291	360
General and administrative	355	585	831	1,132
	$725	$1,147	$1,684	$2,131

Other Operational Data:
Installed restaurants (at period end):
North America	9,971	8,350	9,971	8,350
International	1,193	764	1,193	764
Total	11,164	9,114	11,164	9,114

Seated diners (in thousands):
North America	10,071	8,454	19,993	16,849
International	206	130	392	253
Total	10,277	8,584	20,385	17,102

Headcount (at period end):
North America	252	219	252	219
International	61	49	61	49
Total	313	268	313	268

Additional Financial Data:
Revenues:
North America
Subscription	$7,992	$6,834	$15,726	$13,241
Reservation	6,800	5,741	13,590	11,472
Installation and other	743	580	1,408	1,109
Total North America Revenues	$15,535	$13,155	$30,724	$25,822
International
Subscription	$708	$582	$1,363	$1,062
Reservation	128	96	242	195
Installation and other	19	25	56	42
Total International Revenues	855	703	1,661	1,299
Total Revenues	$16,390	$13,858	$32,385	$27,121

Income (loss) from operations:
North America	$2,958	$2,171	$5,284	$4,580
International	(1,584)	(2,181)	(3,078)	(4,249)
Total	$1,374	$(10)	$2,206	$331

Depreciation and amortization:
North America	$1,163	$961	$2,322	$1,838
International	111	86	215	160
Total	$1,274	$1,047	$2,537	$1,998

Stock-based compensation:
North America	$656	$1,035	$1,490	$1,907
International	69	112	194	224
Total	$725	$1,147	$1,684	$2,131

OPENTABLE, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income “as reported”	$692	$228	$1,058	$141
Add back: stock-based compensation expense	725	1,147	1,684	2,131

NON-GAAP CONSOLIDATED NET INCOME	$1,417	$1,375	$2,742	$2,272

Non-GAAP diluted net income per share	$0.06	$0.07	$0.13	$0.11

Weighted average diluted shares outstanding	22,247	21,000	21,602	20,754

Non-GAAP consolidated operating income:
GAAP income (loss) from operations “as reported”	$1,374	$(10)	$2,206	$331
Add back: stock-based compensation expense	725	1,147	1,684	2,131

NON-GAAP OPERATING INCOME	$2,099	$1,137	$3,890	$2,462

North America Adjusted EBITDA:
GAAP operating income “as reported”	$2,958	$2,171	$5,284	$4,580

Adjustments:
Stock-based compensation expense	656	1,035	1,490	1,907
Depreciation and amortization expense	1,163	961	2,322	1,838

North America Adjusted EBITDA	$4,777	$4,167	$9,096	$8,325

International Adjusted EBITDA:
GAAP operating loss “as reported”	$(1,584)	$(2,181)	$(3,078)	$(4,249)

Adjustments:
Stock-based compensation expense	69	112	194	224
Depreciation and amortization expense	111	86	215	160

International Adjusted EBITDA	$(1,404)	$(1,983)	$(2,669)	$(3,865)